EXHIBIT 99.2

AMENDMENT TO $80,000,000 CREDIT AGREEMENT

This AMENDMENT TO $80,000,000 CREDIT AGREEMENT (this “Amendment”) is made as of August 30, 2010, by and among (i) INTEGRATED HEALTHCARE HOLDINGS, INC., a Nevada corporation (“IHHI”), WMC-SA, INC., a California corporation (“WMC-SA”), WMC-A, INC., a California corporation (“WMC-A”), CHAPMAN MEDICAL CENTER, INC., a California corporation (“Chapman”), COASTAL COMMUNITIES HOSPITAL, INC., a California corporation (“Coastal”), PACIFIC COAST HOLDINGS INVESTMENT, LLC, a California limited liability company (“PCHI”), and GANESHA REALTY, LLC, a California limited liability company (“Ganesha”), (ii) SPCP GROUP IV, LLC, a Delaware limited liability company (“SP 1”) and SPCP Group, LLC, a Delaware limited liability company (“SP 2”) and (iii) SILVER POINT FINANCE, LLC, a Delaware limited liability company (“Silver Point”).

RECITALS

WHEREAS, (i) IHHI, WMC-SA, WMC-A, Chapman, Coastal (collectively, the “$80,000,000 Borrowers”), (ii) PCHI and Ganesha (collectively, the “$80,000,000 Credit Parties”), (iii) SP 1 and SP 2 (collectively, the “$80,000,000 Lenders”) and (iv) Silver Point (the “$80,000,000 Lender Agent”) are parties to that certain Credit Agreement dated as of October 9, 2007 (as amended by Amendment No. 1 dated April 2, 2009 and the Acknowledgment, Waiver and Consent and Amendment to Credit Agreements dated April 2, 2009 and as further amended by the Omnibus Credit Agreement Amendment dated as of April 13, 2010, the “$80,000,000 Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit (by means of loans) to be made, by the $80,000,000 Lenders to the $80,000,000 Borrowers in an original aggregate principal amount equal to $80,000,000; and

WHEREAS, the $80,000,000 Borrowers, the $80,000,000 Credit Parties and the $80,000,000 Lenders have agreed to amend certain provisions of the $80,000,000 Credit Agreement as provided herein;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.  Definitions.  Except as otherwise defined in this Amendment, terms defined in the $80,000,000 Credit Agreement are used herein as defined therein.

Section 2.  Amendments to the $80,000,000 Credit Agreement.  Subject to the receipt by the $80,000,000 Lender Agent of counterparts of this Amendment executed by each $80,000,000 Borrower, each $80,000,000 Credit Party, the $80,000,000 Lenders and the $80,000,000 Lender Agent, but effective as of the date hereof, the $80,000,000 Credit Agreement shall be amended as follows:

2.1  References Generally.  References in the $80,000,000 Credit Agreement (including references to the $80,000,000 Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the $80,000,000 Credit Agreement as amended hereby.

2.2  Defined Terms.  Annex A of the $80,000,000 Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

(a) “MidCap Facility” means the Credit and Security Agreement, dated as of or about August 30, 2010, among MidCap Financial, LLC, as administrative agent and a lender, the Borrowers and the other parties thereto from time to time, as amended, restated, supplemented or otherwise modified from time to time.

(b) “MidCap Facility Closing Date” means August 30, 2010.

(c) “MidCap Intercreditor Agreement” means the Intercreditor Agreement, dated as of or about August 30, 2010, among MidCap Financial, LLC, the Lender Agent, the Borrowers and the Credit Parties, as amended, restated, supplemented or otherwise modified from time to time.

2.3  Prepayments.  Section 1.4(b) of the $80,000,000 Credit Agreement is hereby amended by deleting the existing Section 1.4(b) and replacing it in its entirety with the following language (with the new language indicated below by the bold and double-underline text):

“(b)  Mandatory Prepayments.  Notwithstanding the foregoing, (i) immediately upon receipt by Borrowers or Credit Parties of any cash proceeds of any sale or other disposition of any Collateral, the Borrowers shall (or, without limiting the obligation of the Borrowers to make such payment, may cause the Credit Party receiving such cash proceeds to) prepay the Loans in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by Borrowers in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, and (C) an appropriate reserve for income taxes; (ii) on the date of availability of any A/R Financing executed by the Borrowers as contemplated by Section 1.17, the Borrowers shall prepay the $35,000,000 Non-Revolving Line of Credit Loan and all accrued and unpaid interest and fees thereon in an aggregate amount equal to the outstanding balances thereof as of such date; and (iii) after giving effect to any prior application of funds to prepay the $10,700,000 Convertible Term Loan required on such date, immediately upon receipt by Borrowers or Credit Parties of any payment or reimbursement of enhanced federal matching funds, net of: provider fees, pledged funds due to the California Health Foundation & Trust and estimated federal and state taxes on such net funds (assuming a marginal blended tax rate of 40%) received from Medi-Cal upon implementation of California AB1383 (or any substitute, replacement or successor legislation or payments), Borrowers shall prepay the $35,000,000 Non-Revolving Line of Credit Loan or any outstanding A/R Financing, as applicable, in an amount equal to 65% of such payment or reimbursement up to an annual aggregate prepayment equal to $25,000,000, provided that in the case of a prepayment of any A/R Financing, (x) the loans thereunder shall not be required to be prepaid to the extent such prepayment would cause the outstanding principal amount thereof on the date of such prepayment to be less than $10,000,000 and (y) commitments under such A/R Financing equal to the amount prepaid shall be permanently reduced and terminated (but in no event shall such commitments be required to be reduced below $10,000,000).  Any prepayment pursuant to clause (i) or (iii) of the immediately foregoing sentence shall be applied in accordance with Section 1.4(c) (Application of Prepayments); provided that no such prepayment under clause (iii) shall be applied to the $45,000,000 Real Estate Term Loan.  The following shall not be subject to mandatory prepayment under this subsection:  (1) proceeds of sales of Inventory in the ordinary course of business; (2) proceeds of collection of Accounts in the ordinary course of business (except as otherwise set forth herein); and (3) proceeds of sales of Equipment and other personal property in the ordinary course of business so long as such Equipment and other personal property is replaced (if necessary in the exercise of prudent business judgment) by Equipment and other personal property of equal or greater value or utility.”

2.4  Financial Statements.  Section 4.1(a) of the $80,000,000 Credit Agreement is hereby amended by deleting such Section 4.1(a) in its entirety.

2.5  Affirmative Covenants.  Section 5.11 of the $80,000,000 Credit Agreement is hereby amended by deleting the period at the end of the existing Section 5.11 and adding the following language immediately thereafter:

“; provided that so long as the MidCap Facility is in effect, Borrowers may deposit any net cash proceeds of Collateral in accordance with the terms of the MidCap Facility (as in effect on the MidCap Facility Closing Date) and subject to the terms of the MidCap Intercreditor Agreement.”

2.6  Affirmative Covenants.  Article 5 of the $80,000,000 Credit Agreement is hereby amended by adding the following new Section 5.16 immediately after the existing Section 5.15:

“Section 5.16  Financial Reports, Notices and Other Information.

(a) Financial Statements and Other Reports.  Each Borrower will deliver to Lender Agent:  (1) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrowers’ and their consolidated Subsidiaries’ consolidated operations during the period, prepared under GAAP, consistently applied (except for ordinary course adjustments to such monthly financial statements which are taken in good faith, actuarial adjustments for self-insurance retention and disproportionate share payment adjustments), in a form reasonably acceptable to Lender Agent; (2) as soon as available, but no later than one hundred fifty (150) days after the last day of each Fiscal Year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Lender Agent in its reasonable discretion; (3) within five (5) days of delivery or filing thereof by any Borrower, copies of all statements, reports and notices made available to such Borrower’s security holders or to any holders of Subordinated Debt and copies of all reports and other filings made by such Borrower with any stock exchange on which any securities of such Borrower are traded and/or the United States Securities and Exchange Commission; (4) a prompt report of any legal actions pending or threatened in writing against any Borrower or any of its Subsidiaries that are not covered by insurance (including Borrower’s self-insured retention amounts) and could reasonably be expected to result in damages or costs to any Borrower or any of its Subsidiaries of $500,000 or more; (5) prompt written notice of an event that materially and adversely affects the value of any material Intellectual Property; (6) budgets, sales projections, operating plans and other financial information and other information, reports or statements regarding the Borrowers, their business and the Collateral as Lender Agent may from time to time reasonably request; (7) concurrent with the delivery of its audited consolidated financial statements prepared under GAAP, a reconciliation between its interim fourth quarter report and any adjustments thereafter in connection with finalizing its audited consolidated financial statements prepared under GAAP, consistently applied; (8) promptly upon their becoming available, copies of all interest rate and currency hedging agreements that any Borrower or any of its Subsidiaries is party to and all Material Contracts (as defined in the MidCap Facility) to the extent such documents are filed with the United States Securities and Exchange Commission; (9) every Fiscal Quarter (but not more frequently unless an Event of Default then exists and is continuing), a schedule of Eligible Accounts (as defined in the MidCap Facility) and the thirty (30) largest Account Debtors (as defined in the MidCap Facility) during such quarter; (10) within ten (10) days after the preparation or issuance thereof, copies of financial statements (other than those required to be delivered pursuant to clauses (1) and (2) above) prepared by, for or on behalf of Borrowers and any other notes, reports and other materials related thereto, including, without limitation, any pro forma financial statements; (11) promptly upon receipt thereof, copies of any reports submitted to a Borrower by its independent accountants in connection with any interim audit of the books of such Person or any of its Affiliates and copies of each management control letter provided by such independent accountants; (12) within fifteen (15) days after the execution thereof, a copy of any contracts with the federal government or with a Governmental Authority in the State of California; (13) not less than thirty (30) days prior to the commencement of each Fiscal Year, consolidated month by month projected operating budgets, annual projections, profit and loss statements, and cash flow reports of and for Borrowers for such upcoming Fiscal Year (including an income statement for each month and a balance sheet as of the end of the last month in each Fiscal Quarter); and (14) any additional information, documents, statements, reports and other materials that are provided to the agent or the lenders under the MidCap Facility.

(b) Notices.  Borrowers will give prompt written notice to Lender Agent:  (1) of any litigation or governmental proceedings pending or, to Borrower’s knowledge, threatened (in writing) against Borrowers or any Credit Party which would reasonably be expected to have a Material Adverse Effect with respect to Borrowers or any Credit Party or which in any manner calls into question the validity or enforceability of any Loan Document; (2) upon any Borrower becoming aware of the existence of any Default or Event of Default (which notice shall specify the nature and status thereof, the period of existence thereof and what action is proposed to be taken with respect thereto); (3) if any Borrower is in breach or default under or with respect to any Material Contract (as defined in the MidCap Facility), or if any Borrower is in breach or default under or with respect to any other contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected, which breach or default could reasonably be expected to have a Material Adverse Effect; (4) of any strikes or other labor disputes pending or, to any Borrower’s knowledge, threatened in writing against any Borrower; (5) if there is any infringement or claim of infringement by any other Person with respect to any Intellectual Property rights of any Borrower that could reasonably be expected to have a Material Adverse Effect, or, to Borrower’s knowledge, if there is any claim by any other Person that any Borrower in the conduct of its business is infringing on the Intellectual Property rights of others that could reasonably be expected to have a Material Adverse Effect; and (6) of all returns, recoveries, disputes and claims relating to any of the Borrowers’ accounts receivable that involve more than $500,000; (7) any other development, event, fact, circumstance or condition that would reasonably be likely to have a Material Adverse Effect, in each case describing the nature and status thereof and the action proposed to be taken with respect thereto; (8) to the extent not otherwise delivered pursuant to another provision hereof, any notice given by a Borrower to any other lender of a Borrower, which notice to Lender shall be accompanied by a copy of the applicable notice given to the other lender; (9) receipt of any notice or request from any Governmental Authority or governmental payor regarding any liability or claim of liability or any material modification to any special program or the amounts payable to a Borrower thereunder; (10) receipt of any notice by a Borrower regarding termination of any manager of any facility owned, operated or leased by a Credit Party; and (11) promptly after a Borrower or any authorized officer of a Borrower obtains knowledge thereof, any oral or written communication from the IRS or otherwise with respect to any tax investigations, relating to a Borrower directly, or relating to any consolidated tax return which was filed on behalf of a Borrower, in respect of (x) any tax assessment or possible tax assessment, (y) years that are designated open pending tax examination or audit, or (z) information that could give rise to an IRS tax liability or assessment.”

2.7  Negative Covenants.  Section 6.2 of the $80,000,000 Credit Agreement is hereby amended by deleting the period at the end of the existing Section 6.2 and adding the following language immediately thereafter:

“; provided that so long as the MidCap Facility is in effect, Borrowers may invest all cash pursuant to the terms of the MidCap Facility (as in effect on the MidCap Facility Closing Date) and subject to the terms of the MidCap Intercreditor Agreement.”

2.8  Financial Covenants.  Article 6 of the $80,000,000 Credit Agreement is hereby amended by adding the following new Section 6.17 immediately after the existing Section 6.16:

“Section 6.17  Financial Covenants.

(a) Minimum EBITDA. The Borrowers will not at any time permit, for (i) the Test Period ending June 30, 2010, EBITDA to be less than $17,500,000, (ii) the Test Period ending September 30, 2010, EBITDA to be less than $10,000,000, (iii) the Test Period ending December 31, 2010, EBITDA to be less than $17,500,000 and (iv) each Test Period after the Test Period ending December 31, 2010, EBITDA to be less than $20,000,000.

(b) Fixed Charge Coverage Ratio.  The Borrowers will not permit the Fixed Charge Coverage Ratio (as defined in and calculated pursuant to the Worksheet in Annex E) as of the last day of any Fiscal Quarter set forth below to be less than the ratio set forth below for such period:

Period	Ratio
Any given Fiscal Quarter, measured on a trailing four quarter basis (which shall be the “Defined Period” for purposes of Annex E)	1.00 to 1.00

(c)  Evidence of Compliance.  Borrowers shall furnish to Lender Agent, together with the financial reporting required of Borrowers pursuant to Section 4.1 (Reports and Notices), evidence (in form and content satisfactory to Lender Agent) of Borrowers’ compliance with the covenants in this Section 6.17 and evidence that no Default or Event of Default resulting from the provisions of this Section 6.17 has occurred and is continuing.  Such evidence shall include, without limitation, (a) a statement and report, on a form approved by Lender Agent, detailing Borrowers’ calculations, and (b) if requested by Lender Agent, back-up documentation (including, without limitation, invoices, receipts and other evidence of costs incurred during such quarter as Lender Agent shall reasonably require) evidencing the propriety of the calculations.

(d) Defined Terms.  For purposes of this Section 6.17, the following definitions shall apply:

‘EBITDA’ means, for any period, the sum, without duplication, of the following for each Borrower collectively on a consolidated basis:  Net Income, plus (a) Interest Expenses, (b) taxes on income, whether paid, payable or accrued, (c) depreciation expense, (d) amortization expense, (e) all other non-cash, non-recurring charges and expenses, excluding accruals for cash expenses made in the ordinary course of business, (f) loss from any sale of assets, other than sales in the ordinary course of business, and (g) the portion of lease payments paid by Borrower to PCHI in respect of lease payments which are attributable to interest minus (a) gains from any sale of assets, other than sales in the ordinary course of business and (b) other extraordinary or non-recurring gains, in each case determined in accordance with GAAP.

‘Interest Expense’ means, for any period, for Borrowers collectively on a consolidated basis, (a) total interest expense (including without limitation attributable to Capital Leases in accordance with GAAP), (b) fees with respect to all outstanding Indebtedness including without limitation capitalized interest but excluding commissions, discounts and other fees owed with respect to letters of credit and bankers’ acceptance financing and (c) net costs under any interest rate hedging agreements.

‘Net Income’ means, for any period, the net income (or loss) of Borrowers collectively on a consolidated basis determined in accordance with GAAP; provided, however, that such amount shall exclude (a) the income (or loss) of any Person in which any other Person (other than any Credit Party) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to a Borrower by such Person (b) the income (or loss) of any Person accrued prior to the date it becomes a Borrower or is merged into or consolidated with a Borrower or that Person’s assets are acquired by a Borrower, (c) the income of any Subsidiary of any Borrower to the extent that the declaration or payment of dividends or similar distributions of that income by that Subsidiary is not at the time permitted by operation of the terms of the charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) compensation expense resulting from the issuance of capital stock, stock options or stock appreciation rights issued to former or current employees, including officers, of a Borrower, or the exercise of such options or rights, in each case to the extent the obligation (if any) associated therewith is not expected to be settled by the payment of cash by a Borrower or any affiliate thereof, and (e) compensation expense resulting from the repurchase of capital stock, options and rights described in clause (d) of this definition of Net Income.

‘Test Period’ means, with respect to each Fiscal Quarter beginning with Fiscal Quarter ending June 30, 2010, the four most recent Fiscal Quarters then ended (taken as one accounting period), or such other period as specified in the Agreement or any Annex thereto.”

2.9  Events of Default.  Section 8.1 of the $80,000,000 Credit Agreement is hereby amended by adding the following new subsection (ii) immediately after the existing subsection (hh):

“(ii) Borrowers or Credit Parties fail or neglect to perform, keep or observe any provision of Section 6.17 (Financial Covenants) applicable to them and the same shall remain unremedied for five (5) days or more after the earlier of (i) Borrower’s or Credit Party’s actual knowledge thereof, or (ii) Borrower’s or Credit Party’s receipt of notice thereof from Lender.”

2.10  Annex E.  The $80,000,000 Credit Agreement is hereby amended by adding Exhibit A attached hereto as the new Annex E to the $80,000,000 Credit Agreement immediately after the existing Annex D thereto.

Section 3.  MidCap Intercreditor Agreement.  Notwithstanding anything to the contrary in the $80,000,000 Credit Agreement or any of the instruments, documents and other agreements executed in connection therewith (together with the $80,000,000 Credit Agreement, the “$80,000,000 Loan Documents”), any obligations of any $80,000,000 Borrower to physically deliver any Shared Collateral (as defined in the Intercreditor Agreement referred to below) to the $80,000,000 Lender Agent, or to make any representation or warranty or to perform any other obligation to provide a first priority lien to the $80,000,000 Lenders in respect of such Shared Collateral vis-à-vis the lenders under that certain Credit and Security Agreement, dated as of or about August 30, 2010, among MidCap Financial, LLC, as administrative agent and a lender, the $80,000,000 Borrowers and the other parties thereto, shall be subject to the terms of that certain Intercreditor Agreement, dated as of or about August 30, 2010, among MidCap Financial, LLC, the $80,000,000 Lender Agent, the $80,000,000 Borrowers and the $80,000,000 Credit Parties (the “Intercreditor Agreement”) and shall be deemed satisfied so long as the $80,000,000 Borrowers satisfy such requirements under the Intercreditor Agreement; provided that (i) the foregoing shall only be applicable so long as the Intercreditor Agreement is in effect and (ii) nothing in this Section 3 shall apply to any Collateral other than the Shared Collateral (as defined in the Intercreditor Agreement) nor shall this Section 3 affect any obligation of the $80,000,000 Borrowers to provide and maintain the second priority lien of the $80,000,000 Lenders in such Shared Collateral.

Section 4.  Representations and Warranties.  Each $80,000,000 Borrower and each $80,000,000 Credit Party represents and warrants to the $80,000,000 Lenders and the $80,000,000 Lender Agent that the representations and warranties set forth in Section 3 of the $80,000,000 Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date), and as if each reference in said Section 3 to “this Agreement” included reference to this Amendment.

Section 5.  No Further Amendments.  Except for the amendments set forth herein, the text of the $80,000,000 Credit Agreement shall remain unchanged and in full force and effect.  No waiver by the $80,000,000 Lenders under the $80,000,000 Credit Agreement is granted or intended and the $80,000,000 Lenders expressly reserve the right to require strict compliance with the terms of the $80,000,000 Credit Agreement.  The amendments agreed to herein shall not constitute or evidence a course of dealing at variance with the $80,000,000 Credit Agreement such as to require further notice by the $80,000,000 Lenders to require strict compliance with the terms of the $80,000,000 Credit Agreement in the future.  The $80,000,000 Borrowers and $80,000,000 Credit Parties confirm and agree that this Amendment shall constitute a Loan Document under the $80,000,000 Credit Agreement.

Section 6.  Miscellaneous.  This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.  Delivery of a counterpart by electronic transmission shall be effective as delivery of a manually executed counterpart hereof.  This Amendment shall be governed by, and construed in accordance with, the law of the State of Nevada.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized representatives as of the date first above written.

$80,000,000 BORROWERS:

INTEGRATED HEALTHCARE HOLDINGS, INC., a Nevada corporation

By:  /s/ Kenneth K. Westbrook
Title: President and Chief Executive Officer

WMC-A, INC., a California corporation

By:  /s/ Kenneth K. Westbrook
Title: Chief Executive Officer

WMC-SA, INC., a California corporation

By:  /s/ Kenneth K. Westbrook
Title: Chief Executive Officer

COASTAL COMMUNITIES HOSPITAL, INC., a California corporation

By:  /s/ Kenneth K. Westbrook
Title: Chief Executive Officer

CHAPMAN MEDICAL CENTER, INC., a California corporation

By:  /s/ Kenneth K. Westbrook
Title: Chief Executive Officer

$80,000,000 CREDIT PARTIES:

PACIFIC COAST HOLDINGS INVESTMENT, LLC, a California limited liability company

By:  /s/ Jacob Sweidan
Title: Co-Manager

By:  /s/ Kali P. Chaudhuri
Title: Manager

GANESHA REALTY, LLC, a California limited liability company

By:  /s/ Kali P. Chaudhuri
Title: Manager

2

$80,000,000 LENDERS:

SPCP GROUP IV, LLC,
a Delaware limited liability company

By: Silver Point C&I Opportunity GP, LLC

By:  /s/ Michael A. Gatto
Title: Authorized Signatory

SPCP GROUP, LLC,
a Delaware limited liability company

By:  /s/ Michael A. Gatto
Title: Authorized Signatory

$80,000,000 LENDER AGENT:

SILVER POINT FINANCE, LLC,
a Delaware limited liability company

By:  /s/ Michael A. Gatto
Title: Authorized Signatory

3

ANNEX E

TO

CREDIT AGREEMENT ($80 MILLION FACILITY)

Fixed Charge Coverage Ratio Worksheet

“Fixed Charge Coverage Ratio” for the applicable Defined Period (as defined in Section 6.17(b)) means the ratio of Operating Cash Flow (as defined below) to Fixed Charges (as defined below) for such Defined Period.

“Fixed Charges” means:

Interest expense (including interest expense of PCHI) ($______), net of interest income ($______), interest paid in kind ($______) and amortization of capitalized fees and expenses incurred to consummate the financing transaction governed by the MidCap Facility and included in interest expense ($______), included in the determination of net income of Borrowers and their consolidated Subsidiaries for the Defined Period (“Total Interest Expense”)
$___________

Plus:Any provision for (or less any benefit from) income or franchise taxes included in the determination of net income for the Defined Period	___________

Scheduled payments of principal for the Defined Period with respect to all Indebtedness (including the portion of scheduled payments under Capital Leases1 allocable to principal but excluding scheduled repayments of revolving loans and other Indebtedness subject to reborrowing to the extent not accompanied by a concurrent and permanent reduction of the revolving loan commitment in respect of such revolving loan)
___________

The amount of “Permitted Asset Dispositions” and “Permitted Distributions” as defined in and pursuant to the MidCap Facility on the date hereof	___________

“Operating Cash Flow” means:

EBITDA for the Defined Period (calculated in the manner required by the definition thereof in Section 6.17)	$___________

Less:Unfinanced capital expenditures for the Defined Period	___________

To the extent not already reflected in the calculation of EBITDA, other capitalized costs, defined as the gross amount paid in cash and capitalized during the Defined Period, as long term assets, other than amounts capitalized during the Defined Period as capital expenditures for property, plant and equipment or similar fixed asset accounts
___________

Operating Cash Flow	$

Fixed Charge Coverage Ratio (Ratio of Operating Cash Flow to Fixed Charges) for the Defined Period	___ to 1.0

Minimum Fixed Charge Coverage for the Defined Period	1.00 to 1.0

In Compliance	Yes/No

1 Adjustments to exclude the effects of retroactive adjustments (if any) due to changes in accounting rules relating to operating leases to be determined by the parties.